Exhibit 99(a)

FOR IMMEDIATE RELEASE	CONTACT:
Kevin L. Barnett (614) 870-5603

CORE MOLDING TECHNOLOGIES EXTENDS SUPPLY AGREEMENT WITH NAVISTAR

COLUMBUS, Ohio – June 25, 2008 – Core Molding Technologies, Inc. (AMEX: CMT) today announced that the Company has entered into a new supply agreement with Navistar, Inc. Under the terms of the supply agreement, Navistar will continue to purchase 100% of its original equipment and service requirements as they presently exist for specified fiberglass reinforced products from Core Molding Technologies through October 31, 2013. The previous agreement was scheduled to run through October 31, 2011.

Navistar is Core Molding Technologies’ largest customer and accounted for approximately 44% of the Company’s 2007 total revenue, and is also a significant stockholder owning approximately 9.8% of the Company’s outstanding common stock.

Core Molding Technologies is a compounder of sheet molding compound (SMC) and molder of fiberglass-reinforced plastics. The Company produces high quality fiberglass-reinforced, molded products and SMC materials for varied markets, including medium and heavy-duty trucks, automobiles, personal watercraft, and other commercial products. The Company offers customer a range of manufacturing processes to fit various volume and capital requirements. These processes include compression molding, resin transfer molding (RTM), epoxy molding, spray-up and hand-lay-up. Core Molding Technologies has its headquarters in Columbus, Ohio, and operates plants in Columbus and Batavia, Ohio, Gaffney, South Carolina, and Matamoros, Mexico. More information on Core Molding Technologies can be found at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets, sometimes driven by federal and state regulations (including engine emission regulations, in which Core Molding Technologies operates; dependence upon two major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; compliance changes to federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2007 Annual Report to Shareholders on Form 10-K.